POWER OF ATTORNEY


The undersigned, being a person required to file a statement under Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") with respect to Harris
& Harris Group, Inc., a New York corporation, hereby authorizes, designates and appoints Jackie Matthews, Carmen DeForest and Patricia N. Egan to act as attorney-in-fact to execute and file statements on Form 3, Form 4 and Form 5 (including Form ID) and any successor forms adopted by the Securities
Exchange Commission, as required by the 1934 Act and the Investment Company
Act of 1940 and the rules thereunder, and to take such other actions as such attorney-in-fact may deem necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such attorney-in-fact has taken or may take in reliance hereon. This power of attorney shall continue in effect until the undersigned no longer has an obligation to file statements under the section cited above, or until specifically terminated in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 29th day of July 2014.





                     By:   Bruce W. Shewmaker
                         -----------------------
                           Bruce W. Shewmaker